UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2017

CKX Lands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana

(State or Other Jurisdiction of Incorporation)

1-31905	72-0144530
(Commission File Number)	(IRS Employer Identification No.)

1508 Hodges Street, Lake Charles, LA	70601
(Address of Principal Executive Offices)	(Zip Code)

(337) 493-2399

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2017, Mr. Lee B. Appleberry provided notice to the Company of his resignation effective immediately to pursue other interests. Mr. Appleberry has served as a Director of the Company since 2016 and served on the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: January 13, 2017	By:	/s/ Brian R. Jones
Brian R. Jones
President